Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2010, relating to the financial statements of M/I Homes, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of M/I Homes, Inc. and subsidiaries for the year ended December 31, 2009.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Columbus, Ohio

August  27, 2010